UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  February 12, 2009
(Date of earliest event Reported)

EQUINIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor Foster City, California 94404 (650) 513-7000
(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

    On February 12, 2009, Equinix and its wholly-owned subsidiary Equinix Operating Co., Inc., as co-borrowers, entered into a $25 million one-year senior secured revolving credit facility with Bank of America (the “BofA Facility”).  The BofA Facility will be used primarily for working capital and letters of credit.  Equinix may borrow, repay and reborrow under the BofA Facility at either the prime rate or at a borrowing margin of 2.75% over one, three or six month LIBOR, subject to a minimum borrowing cost of 3.00%. The BofA Facility is subject to certain financial covenants of Equinix which are measured on a quarterly basis and is secured by Equinix’s domestic accounts receivable balances.  The BofA Facility is available for renewal subject to mutual agreement by both parties.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 18, 2009	EQUINIX, INC. By: /s/ KEITH D. TAYLOR Keith D. Taylor Chief Financial Officer